AMENDMENT #5

TO THE $610,000 PROMISSORY NOTE DATED NOVEMBER 13, 2018

This AMENDMENT (“Amendment”) is entered into as of May 15, 2019 by and between Smoke Cartel, Inc., a New York corporation (the “Company”), and Tangiers Global, LLC, a Wyoming limited liability company (the “Holder”, and, together with the Company, the “Parties”). Any capitalized terms not defined herein shall the meaning ascribed to them in the Note, defined below.

WHEREAS, the Company sold and issued to Holder that certain fixed convertible promissory note in the original face value of $610,000 (the “Note”) dated November 13, 2018.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Amendment to Conversion Right. The Parties hereby agree that Section 2(c) of the Note shall be amended, and restated in its entirety, as set forth below:

“Variable Conversion Right. At any time and from time to time after a default occurs solely due to the fact the Note is not retired on or before the Maturity Date, subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock at the Variable Default Conversion Price. The “Variable Default Conversion Price” shall be equal to the lower of: (a) the Conversion Price or (b) 65% of the lowest trading price of the Company’s common stock during the 15 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note. For the purpose of calculating the Variable Default Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on “chilled” status with the DTC, the discount shall be increased by 10%, i.e., from 35% to 45%, until such chill is remedied. If the Company is not DWAC eligible through their Transfer Agent and DTC’s FAST system, the discount will be increased by 5%, i.e., from 35% to 40%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 35% to 50%.”

2.                  Entire Agreement. This Amendment constitutes the entire agreement among the Parties and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, between the Parties relating to the subject matter hereof.

3.                  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

4.                  Binding Effect. This Amendment shall be binding upon and inure to the benefits of the Parties and their respective legal representatives, executors, administrators, successors and assigns provided that no such assignment or transfer shall relieve the Parties from any of their obligations hereunder.

5.                  No Other Changes to Note. Except as amended and/or modified by this Amendment, the Notes and any other agreements between the Parties (the “Other Agreements”) remain unchanged and in effect. In the event of any conflict between the provisions of this Amendment and the provisions of the Notes and the Other Agreements, the provisions of this Amendment shall prevail. Whether or not specifically amended by the provisions of this Amendment, all of the terms and provisions of the Notes or Other Agreements are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

Please indicate acceptance and approval of this Amendment dated May 15, 2019, by signing below:

/s/ Darby Cox	/s/ Michael Sobeck
Tangiers Global, LLC
By: Darby Cox	By: Michael Sobeck
Its: CEO	Its: Managing Member